DATED	2008

Coda Octopus Group, Inc. (1)

- and -

THE ROYAL BANK OF SCOTLAND PLC (2)

SUBSCRIPTION AGREEMENT

Stuart Hodge Corporate Lawyers
3 Temple Row West
Birmingham
B2 5NY

THIS AGREEMENT is made	2008

BETWEEN:

(1)	Coda Octopus Group, Inc. Incorporated in the State of Delaware whose principal place of business is at 164 West 25th Street, New York, New York 10001 (“COGI”)
(2)	The Royal Bank of Scotland plc, incorporated in Scotland, (registered number 90312) acting through its London offices at 135 Bishopsgate, London EC2M 3UR (“the Subscriber”)

WHEREAS: -

(A)	COGI is a corporation incorporated in the State of Delaware. COGI proposes to issue USD 12,000,000 medium term loan notes (the “Notes”) on the Completion Date.
(B)	The Subscriber has agreed to subscribe for the Notes issued by COGI pursuant to the Loan Note Instrument (as defined below).
(C)
Payment of principal and interest in respect of the Notes will be irrevocably guaranteed by the Guarantors (as defined below) on a joint and several basis in accordance with the Deed of Guarantee and the Security Agreement (both as defined below).

IT IS HEREBY AGREED: -

1.	DEFINITIONS AND INTERPRETATION

1.1.
Capitalised terms used and not otherwise defined herein that are defined in any of the Transaction Documents shall, except where the context does not so permit, have the meanings given to such terms in the relevant Transaction Documents. In this Agreement the following words and expressions shall (except where the context otherwise requires) have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to a party, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such party will be deemed to be an Affiliate of such party;

“Agreed Form” in relation to any document means the form agreed and for the purposes of identification only initialled by or on behalf of COGI and the Subscriber;

“Approved Acquisitions” means the acquisitions of the two targets disclosed in the Confidentiality Agreement at the date of this Agreement, and other acquisitions or strategic transactions which may be approved by a Noteholder Majority in writing during the Term;

“Board” means the board of directors of COGI from time to time;

“Business Day” means a day (excluding Saturdays, Sundays and any public holiday) on which banks are open for business in New York and London for the transaction of normal banking business;

“Certificate” means a loan note certificate issued in accordance with Clause 2 of the Loan Note Instrument and substantially in the form set out in Schedule 1 A of the Loan Note Instrument;

“Colmek” means Miller and Hilton, Inc., d/b/a Colmek Systems Engineering, incorporated in the State of Utah and whose principal place of business is 2001 South 3480 West, Salt Lake City, Utah 84104;

“Common Stock” means the common stock (nominal value USD 0.001) of COGI or any replacement stock into which such common stock is subdivided, split or consolidated;

“Companies Act” means the Companies Act 1985 (as amended by the Companies Act 1989 and Companies Act 2006) and every other statutory modification or re-enactment thereof from time to time in force;

“Completion” means the carrying out by the parties of their obligations under Clauses 3.1 to 3.3 of this Agreement;

“Completion Date” means the date hereof;

“Conditions” means the terms and conditions of the Notes endorsed or to be endorsed on the Certificates, as set out in Schedule 2 to the Loan Note Instrument. References to a numbered Condition shall be construed accordingly;

“Confidentiality Agreement” means the agreement dated on or around the Completion Date between COGI and the Subscriber whereby the Subscriber agrees, inter alia, to keep certain information confidential;

“Debentures” means the two debentures to be granted on the date hereof in favour of the Subscriber, one debenture to be granted by Coda Octopus (UK) Holdings Ltd and the other by Martech Systems (Weymouth) Ltd and “Debenture” shall mean whichever of the Debentures as the context admits;

“Deed of Adherence” means a deed in the Agreed Form to be entered into by any Subsidiary which may be acquired by the Group after the date hereof (a “New Subsidiary”) whereby the New Subsidiary undertakes to guarantee the obligations of COGI under the Transaction Documents on a joint and several basis in the same manner as those Subsidiaries which entered into the Transaction Documents;

“Deed of Guarantee” means a deed in the Agreed Form to be entered into at Completion whereby those Subsidiaries which are registered in the United Kingdom agree to guarantee the obligations of COGI under the Transaction Documents;

“Disclosed” means facts, matters or other information fairly disclosed in any of the Disclosure Documents in such a manner so as to enable a reasonable individual to make a reasonably informed assessment of the fact, matter or information concerned and its nature and effect;

 “Disclosure Bundle” means a bundle of documents referred to in and attached to the Disclosure Letter;

“Disclosure Letter” means a letter from COGI to the Subscriber, dated the Completion Date and containing qualifications to the Warranties;

“Event of Default” means any of the events listed in Condition 9.1 and which have not been remedied within the period (if any) granted to COGI under Condition 9.2;

“Exchange Act” means the US Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder;

“FGI” means Faunus Group International, Inc. a Delaware corporation whose principal place of business is 80 Pine Street, 32nd Floor, New York, New York 10005;

“Floating Charges” means the two floating charges to be granted on the date hereof in favour of the Subscriber, one floating charge to be granted by Coda Octopus Products Ltd and the other by Coda Octopus R & D Ltd and “Floating Charge” shall mean whichever of the Floating Charges as the context admits;

“Group” means COGI, its Subsidiaries, any company of which COGI is a Subsidiary (a “Holding Company”) and any Subsidiaries of any such Holding Company and references to a “member of the Group” or a “Group member” shall be construed accordingly;

“Guarantor” means any subsidiary of COGI which has on or before the Completion Date entered into an agreement to guarantee the obligations of COGI under the Transaction Documents or which subsequently enters into an agreement to guarantee such obligations of COGI;

“Intercreditor Deed” means a deed entered into on or around the Completion Date among COGI and certain of its Subsidiaries, the Subscriber and FGI regulating the priorities of the various charges and security interests held by the Subscriber and FGI;

“Legend” means an annotation endorsed upon the relevant Certificate or stock certificate, substantially in the form set out in Schedule 2;

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction;

“Loan Note Instrument” means the loan note instrument executed by COGI on the Completion Date pursuant to which the Notes are constituted;

“Lock-up Agreements” means certain agreements entered into on or around the date hereof between the directors and board members of COGI and the Subscriber undertaking (with certain exceptions) not to sell or transfer or otherwise dispose of any of their shares in COGI;

“Noteholder” means the person for the time being entered in the Register as a holder of any part of the Notes;

“Noteholder Majority” means the holders for the time being of not less than 75% of the Aggregate Nominal Amount of the Notes then Outstanding;

“Notes” means USD 12,000,000 Convertible Loan Notes due 21 February 2015 constituted by the Loan Note Instrument, or, as the case may be, the Principal Amount Outstanding represented by them, and each “Note” shall have a nominal amount of USD 100,000;

“Outstanding” means in relation to the Notes as of any date of determination, all of the Notes issued other than:

(a)	those Notes which have been redeemed or converted; and

(b)
those Notes in respect of which the Redemption Date in accordance with the relevant Conditions has occurred and the redemption monies (including all interest payable in respect of the redemption monies and any interest payable under the relevant Conditions after such date) have been duly paid to the relevant Noteholders in the manner provided in the Conditions;

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or agency or subdivision thereof) or other entity of any kind;

“Principal Amount Outstanding“ means as of any date of determination and in respect of any Note which is Outstanding, the principal amount of such Note as of such date;

“Process Agent” means Jason Reid, Director, Martech Systems (Weymouth) Ltd, 14 Albany Road, Granby Industrial Estate, Weymouth, Dorset DT4 9TH or such other person and address in the United Kingdom as COGI may, from time to time, notify to the Noteholders;

“Redemption Date” shall have the meaning given to it in Condition 3.2 or Condition 3.3, as applicable;

“Register” means the register of Noteholders and other details relating to the Notes as referred to in Clause 6 of the Loan Note Instrument;

“Registrar” means Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830 or such other Registrar as may from time to time be appointed by the incumbent Registrar pursuant to Clause 5.2 of the Loan Note Instrument (and whose identity is notified to the Noteholders and COGI) to maintain the Register;

“SEC” means the US Securities and Exchange Commission;

“Securities” means the Notes and any Common Stock arising from the conversion of the Notes;

“Securities Act” means the US Securities Exchange Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Security Agreement” means an agreement in the Agreed Form to be entered into at Completion whereby COGI and those of its Subsidiaries incorporated in the United States of America grant a continuing security interest in and over the assets of COGI and those of its Subsidiaries incorporated in the United States of America;

“Subsidiary” means a company incorporated or established in any jurisdiction in which COGI holds not less than 50.1% of the issued voting shares or stock (but, for the purposes of the Transaction Documents, shall only include Colmek to the extent that a security interest in Colmek is granted under the Security Agreement) and “Subsidiaries” shall mean each Subsidiary of the Company from time to time;

“Term” means the period from the Completion Date to whichever is the earlier of (1) the seventh anniversary of the Completion Date and (2) the date upon which the Notes have been repaid, redeemed, converted or cancelled in full in accordance with the Conditions;

“Transaction Documents” means this Agreement, the Loan Note Instrument, the Deed of Guarantee, the Debentures, the Floating Charges, the Lock-up Agreements, the Security Agreement, the Confidentiality Agreement, the Intercreditor Deed and all other documents entered into in connection with any of them;

“USD” means United States dollars;

“Warranties” means the warranties set out in Schedule 1 hereto

References to, or any provision of, any treaty, legislation, statute, directive, regulation, judgment, decision, decree, order, regulation, instrument, by-law or any other law of, or having effect in, any jurisdiction (“Laws”) shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as amended, re-enacted, consolidated or replaced, or as their application is modified by other Laws from time to time, and whether before or after the date of this Agreement.

1.2.	Unless otherwise stated references to Clauses, subclauses and the Schedules are references to Clauses, subclauses and the Schedules to this Agreement. The Schedules form part of this Agreement.

1.3.	Clause headings are for ease of reference only and do not affect the construction or interpretation of this Agreement.

1.4.	References to persons shall include bodies corporate, unincorporated associations and partnerships.

1.5.	References to the parties hereto include their respective successors in title, permitted assigns, estates and legal personal representatives.

1.6.	Words and expressions defined in or for the purposes of the Companies Act and the Taxes Act 1988 shall where the context permits bear the same meanings in this Agreement.

1.7.
References to writing shall include typewriting, printing, lithography, photography, telex and fax messages, printed out versions of communications by email and other modes of reproducing words in a legible and non-transitory form.

2.	CONDITIONS PRECEDENT

2.1.	Save as provided in Clause 2.2, this Agreement is conditional upon each of the following matters (the “Conditions Precedent”) being fulfilled to the satisfaction of the Subscriber:

2.1.1.	all Transaction Documents being executed and delivered by the parties thereto;

2.1.2.	legal opinions, substantially in the form agreed between COGI and the Subscriber;

2.1.3.
a scanned or faxed copy (with a duplicate original to follow within 7 days) of the resolution of the board of directors of COGI authorising the issuance of the Notes and the execution and delivery of the Transaction Documents and confirming the authority of the signatories of the Transaction Documents to bind COGI being provided;

2.1.4.
scanned or faxed copies (with duplicate originals to follow within 7 days) of the resolutions of the boards of directors of each Subsidiary which is entering into any of the Transaction Documents authorising the execution of the relevant Transaction Documents and confirming the authority of the signatories of such Transaction Documents to bind such subsidiary being provided;

2.2.	The Subscriber may waive all or any of the Conditions Precedent (subject to such terms and conditions as it deems fit) by notice in writing to COGI.

3.	COMPLETION AND DEPOSIT

3.1.	Completion shall take place on the Completion Date when:

3.1.1.	COGI shall deliver to the Subscriber such evidence as the Subscriber may require to satisfy itself that the Conditions Precedent have been fulfilled;

3.1.2.
subject to compliance with clause 3.1.1 the Subscriber shall pay the subscription monies as set out in Clause 3.2 for the Notes and COGI will procure that a meeting of the Board is held at which Certificates representing the Notes are issued and delivered to the Subscriber or as the Subscriber may direct (such delivery being conditional upon payment being made by the Subscriber in accordance with Clause 3.2);

3.1.3.	COGI shall enter into all other documentation of or relating to the issue of the Notes, all as agreed with the Subscriber;

3.1.4.	COGI shall instruct the Registrar to enter full details of the Notes and Noteholders in the Register as is required by the Loan Note Instrument.

3.2.
The total subscription monies due in respect of the Notes are USD 12,000,000 (subject to deduction of the costs and expenses referred to in Clause 6). Subject to Clause 3.3, the Subscriber shall make payment to COGI of the sum of USD 10,598,907 being USD 12,000,000 of the subscription monies in respect of the Notes after deduction of USD 401,091.74 USD, being the agreed costs and expenses referred to in Clause 6 and deduction of the Retention Amount in accordance with Clause 3.3.

3.3.
The balance of USD 1,000,000 of the subscription monies (the “Retention Amount”) shall be immediately placed on deposit by the Subscriber in an account held with and in the name of the Subscriber (such account paying interest at the Subscriber’s internal overnight funds rate), to be paid over to COGI in accordance with the provisions of Clause 3.4.

3.4.
The Retention Amount (together with all interest accrued on the Retention Amount) will be released to COGI immediately upon COGI having confirmed in writing to the Subscriber that it has (i) settled all indebtedness to FGI under the FGI Encumbrances (as defined in the Security Agreement) in accordance with Clause 4.1 of the Security Agreement and (ii) settled all indebtedness to FGI secured by the Permitted Encumbrance (as defined in the Debentures and Floating Charges) in accordance with paragraph 6.10 of the Debentures and Clause 4.3 of the Floating Charges.

3.5.
If the Notes become due and payable following an Event of Default in accordance with Condition 9.3 and the Retention Amount has not been released to COGI in accordance with Clause 3.4 then all rights of COGI to receive payment of the Retention Amount in accordance with Clause 3.4 shall cease and the Subscriber shall apply, in its sole and absolute discretion, the Retention Amount either towards satisfaction of the Redemption Amount payable in respect of the Notes or towards any other liabilities of COGI, whether due to the Subscriber or any third party.

4.	WARRANTIES

4.1.	In consideration of the Subscriber entering into this Agreement and subscribing for the Notes COGI hereby warrants to the Subscriber, in the terms of Schedule 1.

4.2.
Each of the Warranties shall be construed as a separate and independent warranty and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from any other term of this Agreement or any other Warranty.

4.3.	The rights and remedies of the Subscriber in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion or any termination of this Agreement.

4.4.
COGI shall have no liability under the Warranties unless notice in writing (giving the amount and details of the claim) is given on behalf of the Subscriber of any claim on or before the date falling six months after the date of final redemption or conversion of all of the Notes.

4.5.	Any claims notified under clause 4.4 shall be deemed to have been waived unless court proceedings in respect thereof have been issued and served on COGI within 6 months of such notice.

4.6.
The maximum aggregate liability of COGI under this Agreement shall not exceed an amount equal to the amount that would have been paid on redemption of the Notes in accordance with Condition 3.5.2 with the Subscriber’s costs and expenses in addition.

4.7.	Any payment made by COGI for a breach of the Warranties shall be treated as a partial redemption of the Notes on a $ for $ basis.

4.8.	The Warranties shall be qualified by matters Disclosed in the Disclosure Letter and the Disclosure Bundle.

4.9.
COGI undertakes to the Subscriber that if the Subscriber or its directors, officers or employees (each a “Relevant Party”) incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a “Loss”) arising out of, in connection with or based on any (actual or alleged (which subsequently proves to be actual)) breach of, or any failure to perform, any of the Warranties given by COGI in accordance with this Clause 4, COGI shall, subject to Clause 4.6, pay to the Subscriber on demand an amount equal to such Loss. The Subscriber shall not have any duty or obligation, whether as fiduciary for any Relevant Person or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 4.9.

5.	COVENANTS

5.1	COGI undertakes to and covenants with the Subscriber in accordance with the provisions of Clause 4 of the Loan Note Instrument.

5.2
COGI undertakes to and covenants with the Subscriber that it will procure that any New Subsidiary enters into a Deed of Adherence and (where relevant) grants any security interest to the Subscriber within 30 days of the New Subsidiary becoming a Subsidiary.

5.3	COGI undertakes and covenants to pay to the Subscriber:

(A)
any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties, payable on or in connection with the creation, issue and offering of the Notes or payable on the execution, delivery or performance of the Transaction Documents to which it is party (but excluding, for the avoidance of doubt, any taxes levied on the Noteholders in relation to the income from the Notes or any capital gain made on the Notes) or the enforcement of this Agreement against COGI or any transactions carried out pursuant to the Transaction Documents to which it is party, and

(B)	in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount.

6.	FEES AND EXPENSES

COGI shall pay all agreed fees and expenses (together with value added tax thereon if applicable) incurred by the Subscriber in connection with the preparation, execution and delivery of this Agreement, the Loan Note Instrument and the other Transaction Documents and the matters provided for or contemplated herein and therein. Such fees and expenses shall be deducted from the moneys paid by the Subscriber, all as provided for in Clause 3.2.

7.	NO PARTNERSHIP

Nothing contained in this Agreement shall be deemed to constitute a partnership between the parties hereto or any of them.

8.	SUBSCRIBER’S UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

The Subscriber:

8.1
confirms and undertakes to COGI that it shall not market, offer to sell or sell or otherwise transfer any of the Securities within the United Kingdom except to those parties falling within the exempt communication provisions of Articles 19 and 49 of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.

8.2
confirms and undertakes to COGI that it shall not market, offer to sell or sell or otherwise transfer any of the Securities within the United States of America or to any United States citizen or resident except under any applicable exemption to the registration requirements of the Securities Act.

8.3
confirms and undertakes to COGI that it agrees that the Loan Note Instrument, any Certificates issued under the Loan Note Instrument and any certificates for Common Stock issued as a result of any conversion of the Notes shall all be endorsed with a legend in the terms of the Legend.

8.4
represents and warrants to COGI that it understands that the Securities are “restricted securities” for the purposes of United States securities laws and regulations and have not been registered under the Securities Act or any applicable state securities law and that it is not acquiring the Securities with a view to or for distributing or reselling the Securities or part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Subscriber’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Subscriber is acquiring the Securities hereunder in the ordinary course of its business.

8.5
represents and warrants to COGI (1) that at the time it was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any conversion right, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and (2) that it is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

8.6
represents and warrants to COGI (1) that it, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment and (2) that it is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

8.7
represents and warrants to COGI that it is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

9.	APPROVED ACQUISITION LOAN

The Subscriber agrees and confirms to COGI that, of the total amount to be subscribed in accordance with this Agreement, the sum of USD 6,000,000 is a specific purpose loan for the purpose of completing those of the Approved Acquisitions specifically named in the Confidentiality Agreement and that the undertakings of COGI in Condition 3.4 relate to such specific purpose loan. Upon the acquisition of the Approved Acquisitions COGI shall cause that a security interest in or over the undertaking of the target be perfected in favour of the Subscriber within 30 Business Days of legal closing of the acquisition transaction.

10.	SUCCESSORS IN TITLE AND ASSIGNMENT

This Agreement shall be binding upon and enure for the benefit of each party’s successors in title. The Subscriber shall be bound to assign the benefit of this Agreement to any party to whom the Subscriber may transfer the legal or beneficial interest in the Notes but otherwise the benefit of this Agreement shall not be assignable by the Subscriber.

11.	ENTIRE AGREEMENT

11.1.
This Agreement including the Schedules hereto and the documents in the Agreed Form constitute the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes and extinguishes any representations and warranties previously given or made.

11.2.
Each party acknowledges to the other (to the intent that the other shall execute this Agreement and any documents in the Agreed Form in reliance upon such acknowledgement) that it has not been induced to enter into this Agreement and such other documents nor relied upon any representation or warranty other than the representations and/or warranties expressly set out in this Agreement or in any such document.

11.3.
Each party hereby irrevocably and unconditionally waives any right it may have to claim damages or to rescind this Agreement and such other documents as aforesaid by reason of any misinterpretation and/or warranty not set out in this Agreement or in any such document PROVIDED THAT nothing in this Clause shall operate to limit or exclude any liability for fraud.

12.	VARIATIONS

No variation of this Agreement or any of the documents in the Agreed Form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

13.	WAIVER

No waiver by the Subscriber of any breach or non-fulfilment by COGI of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver thereof. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The right and remedies of the Subscriber provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.	AGREEMENT CONTINUES IN FORCE

The invalidity illegality or unenforceability of any provisions of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

15.	NOTICES

15.1.
Any notice to be given pursuant to the terms of this Agreement must be given in writing to the party due to receive such notice at the addresses detailed in Clause 15.2 and Clause 15.3 or such other addresses as the relevant party may have notified to the other party for the purposes of this clause. Notice must be delivered personally or sent by first class pre-paid recorded delivery or registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of delivery on delivery and in the case of posting (in the absence of evidence of earlier receipt) within forty eight hours after posting (6 days if sent by air mail) and in the case of facsimile transmission on completion of the transmission.

15.2.	All notices to be served upon COGI hereunder shall be sent to
Coda Octopus Group, Inc.
164 West, 25th Street,
New York, NY 10001
Telecopy: +1 212 924 3447
Attention: Jason Reid or Jody Frank
With a copy to Fax: +1 917 591 8594
For the attention of: Annmarie Gayle

15.3.	All notices to be served upon the Subscriber hereunder shall be sent to it at The Royal Bank of Scotland plc
135 Bishopsgate
London EC2M 3UR
Fax: +44 20 7085 7984
Attention: Repack Middle Office
With a copy to Fax: +44 20 7085 8411
Attention: GBM Legal

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

17.	THIRD PARTIES

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and a person who is not a party to this Agreement shall not have nor acquire any right to enforce any term of it pursuant to that Act. This provision shall not affect any right or remedy of any third party which exists or is available otherwise than by reason of that Act and shall prevail over any other provision of this Agreement which is inconsistent with it.

18.	GOVERNING LAW

18.1
This Agreement shall be governed by and construed in accordance with English Law and the parties hereby submit for all purposes in connection with this Agreement to the non-exclusive jurisdiction of the English courts.

18.2
COGI hereby appoints the Process Agent as its agent for the purposes of receiving service of any process, proceedings or documents in connection with proceedings raised in the English courts in accordance with Clause 18.1.

IN WITNESS whereof the parties have executed this Agreement as a Deed.

SCHEDULE 1
The Warranties

1
No order has been made or petition presented or resolution passed for the winding up of COGI or any Group member and no distress, execution or other process has been levied on any of its or their assets.

2
Neither COGI nor any Group member has stopped payment on any debts and neither COGI nor any Group member is insolvent or unable to pay its or their debts for the purpose of Section 123 of the Insolvency Act 1986.

3	No administrative receiver, receiver and manager or the equivalent in any other applicable jurisdiction has been appointed to the business or assets or any part thereof of COGI or of any Group member.

4
All of the direct and indirect subsidiaries of COGI are set forth in the Disclosure Letter. Except as is set forth in the Disclosure Letter, COGI owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities.

5
COGI and each of the Subsidiaries is an entity duly incorporated or otherwise organised, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organisation (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither COGI nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organisational or charter documents. Each of COGI and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

6
COGI has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by COGI and the consummation by it of the transactions contemplated hereby and thereby have been duly authorised by all necessary action on the part of COGI and no further action is required by COGI, its board of directors or its stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by COGI and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of COGI enforceable against COGI in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganisation, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

7
The execution, delivery and performance of the Transaction Documents by COGI, the issuance and sale of the Notes and the consummation by COGI of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of COGI’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organisational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of COGI or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a COGI or Subsidiary debt or otherwise) or other understanding to which COGI or any Subsidiary is a party or by which any property or asset of COGI or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which COGI or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of COGI or a Subsidiary is bound or affected.

8
The Notes are duly authorised and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by COGI other than restrictions on transfer provided for in the Transaction Documents. COGI has reserved from its duly authorised capital stock the maximum number of shares of Common Stock issuable upon conversion pursuant to the Transaction Documents.

9
The capitalisation of COGI is as set forth in the Disclosure Letter which also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of COGI as of the date hereof. COGI has not issued any capital stock since May 5, 2007, other than pursuant to the exercise of employee stock options under COGI’s stock option plans, the issuance of shares of Common Stock to employees pursuant to COGI’s employee stock purchase plans and pursuant to the conversion or exercise of other securities outstanding as of 1 January 2008.

10
The issue of the Notes does not and will not constitute a breach of any existing law or regulation or of COGI’s charter or by-laws or exceed any limitation on the powers of COGI’s directors or breach the terms of any contract, charge or restriction binding upon it and the Loan Note Instrument and each Note constitutes (or will when executed constitute) COGI’s valid and binding obligations.

11	As of the Completion Date, no event has occurred which constitutes (or with the giving of notice or lapse of time or both would constitute) an Event of Default.

12
Payments under the Notes will be made by COGI without withholding or deducting for any taxes, duties or other charges of whatever nature of the jurisdiction of incorporation of COGI or any political subdivision or authority thereof or therein having power to tax.

13
Since the date of the latest audited financial statements of COGI, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in an event which is materially adverse to the condition (financial or otherwise), prospects, results of operations or general affairs of COGI or the Group (a “Material Adverse Effect”), (ii) COGI has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in COGI’s financial statements pursuant to US GAAP, (iii) COGI has not altered its method of accounting, (iv) COGI has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) COGI has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing COGI stock option plans.

14
There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of COGI, threatened against or affecting COGI, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavourable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither COGI nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of COGI, there is not pending or contemplated, any investigation by the SEC involving COGI or any current or former director or officer of COGI. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by COGI or any Subsidiary under the Exchange Act or the Securities Act.

15
Neither COGI nor any Subsidiary has engaged in, and each of them hereby covenants not to engage in, any directed selling efforts, general solicitiation or general advertising in relation to the Securities.

16
COGI and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of COGI and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by COGI and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by COGI and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which COGI and the Subsidiaries are in compliance.

17
COGI and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither COGI nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by COGI or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of COGI, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. COGI and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SCHEDULE 2
The Legend

THIS SECURITY HAS NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

IN WITNESS whereof this Deed has been duly executed the day and year first before written.

EXECUTED AS A DEED AND DELIVERED by	)
Coda Octopus Group, Inc. acting by: -)

Jason Lee Reid	Director
Rodney Peacock	Director

EXECUTED AS A DEED AND DELIVERED by	)

THE ROYAL BANK OF SCOTLAND PLC	)

By: